Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report date March 18, 2024, relating to the consolidated financial statements of Mega Matrix Corp. appearing in its Annual Report on Form 10-K for the year ended December 31, 2023. Our report includes an explanatory paragraph regarding restatements of previously issued financial statements.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

August 23, 2024